UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): November 11, 2004


                              K&F INDUSTRIES, INC.
                         ------------------------------
             (Exact name of registrant as specified in its charter)


    Delaware                      33-29035                     34-1614845
    --------                      --------                     ----------
(State or other               (Commission File                (IRS Employer
jurisdiction of               Number)                       Identification No.)
incorporation)


          600 THIRD AVENUE, NEW YORK, NY                         10016
          ----------------------------------------               -----
          (Address of principal executive offices)             (Zip Code)


          Registrant's telephone number, including area code: (212) 297-0900
                                                              --------------


                                 Not Applicable
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 8.01. Other Events.

     K & F Industries, Inc. (the "Company") announced the pricing on November 5, 2004 of its previously announced offering of senior subordinated notes. The $315 million in aggregate principal amount of 7 3/4 percent Senior Subordinated Notes due 2014 (the "Notes") will be privately offered by K & F Acquisition, Inc., an affiliate of Aurora Capital Group, as part of the financing that will be used to consummate Aurora Capital Group's acquisition of the Company. Immediately after the closing of the offering of the Notes, K&F Acquisition, Inc. will be merged with and into the Company, which will be the surviving entity and will become the obligor under the Notes. The closing of the Notes offering is expected to occur on November 18, 2004, and is subject to the satisfaction of customary closing conditions. On November 11, 2004, the Company issued a press release announcing the pricing of the Notes, a copy of which is furnished as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

     (c) Exhibits:

     99.1 Press Release, dated November 11, 2004, of K&F Industries, Inc.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.



                                          K&F INDUSTRIES, INC.


                                          By /s/ Kenneth M. Schwartz
                                             -----------------------------
                                             Kenneth M. Schwartz
                                             President and Chief Operating
                                             Officer


Date:  November 15, 2004


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                                  EXHIBIT INDEX


Exhibit:
--------

99.1      Press Release, dated November 11, 2004, of K&F Industries, Inc.